RIVIERA HOLDINGS CORPORATION
Form 10-Q

Exhibit 99.1
                                            CERTIFICATION PURSUANT TO
                                             18 U.S.C. SECTION 1350,
                                              AS ADOPTED PURSUANT TO
                                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Riviera Holdings Corporation (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William L. Westerman, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





                                         ----------------------------
                                         By: /s/ William L. Westerman
                                         William L. Westerman
                                         Chairman of the Board and
                                         Chief Executive Officer